Exhibit 10.3
***Text Omitted and Filed Separately
With the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

STRATEGIC SUPPLIER MASTER PURCHASE AGREEMENT
FIRST AMENDMENT

Reference is made to the Strategic Supplier Master Purchase Agreement (the “Agreement”) dated July 12, 2012, by and between Dot Hill Systems Corp. (“Supplier”) and Teradata Operations, Inc. (“Teradata”). This first amendment (the “First Amendment”) is effective as of April 28, 2015 (“Amendment Date”). Teradata and Supplier hereby agree as follows:

1.	PURPOSE
There are two purposes of this First Amendment.
One purpose is to redefine “failure” for purposes of the Agreement to include […***…] regardless of the findings of […***…]. For example, such FRU will be deemed “failures” […***…]. “[…***…]” would continue to be deemed a “failure.”
The second purpose is to […***…] of liability as described in Section 8.

2.	DEFINITIONS
The capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

3.	AMENDMENTS

3.1     Section 5.5 of the Agreement is hereby deleted in its entirety and replaced by the following:
5.5 Epidemic Failures.

(a) Epidemic Failure may only be triggered with respect to a particular FRU type after it has been installed in the field for at least […***…] in order to achieve statistically relevant quantities. Thereafter, Epidemic Failure is defined as FRU failures occurring within […***…] of shipment by Supplier that are at or above the levels set forth in subsection (b) and that result from defects in material, workmanship, manufacturing process and/or design deficiencies: (i) attributable to Supplier; (ii) attributable to the same or similar root cause (same or similar root cause classification will be done based on failure analysis results provided by the Supplier, each distinguishable root cause will be tracked and measured individually), and (iii) that:

•	Occur within any […***…] or;

•	Occur within any […***…] .

(b) The levels at which failures shall be deemed Epidemic Failures are as follows:

***Confidential Treatment Requested

Exhibit 10.3

(i) During the first […***…] after shipment, Epidemic Failure shall be deemed to occur if the rate of FRU failures is at or above […***…] percent ([…***…] %) except for hard disk drives (HDD), the FRU failure rate is at or above […***…] percent ([…***…] %), and;

(ii) The epidemic Failure threshold rate for each category of FRU (non HDD and HDD) shall be […***…] percent ([…***…] %) during […***…] and […***…] percent ([…***…]) for […***…]. Therefore, for example, the non-HDD FRU epidemic threshold for […***…] will be […***…] percent ([…***…] %) and the threshold for […***…] will be […***…] percent ([…***…] %).

(c) The FRU Failure Rate shall be calculated as follows: […***…]% where “A” is the failure rate, “B” is the cumulative […***…] (defined below) and “C” is the total in-service installed base of the given FRU at the time the calculation is completed described in the bullet points, above.

(d) Claims for non-compliance will be considered […***…]. For example, if Supplier’s failure analysis on the FRU determines […***…] or […***…], such alleged failures will […***…]. If Supplier’s failure analysis on the FRU determines […***…]. Note that if there is no Product error log indicating that a FRU […***…].

(e) In the event of an Epidemic Failure, Supplier will (a) correct the known cause on all FRUs to be shipped thereafter and (b) per mutual agreement, promptly repair or replace all affected FRUs or pay Teradata its costs, pre-approved per mutual agreement, of remedying the non-compliance including all parts, labor and other related costs directly related to fixing cause of the Epidemic Failure.

3.2    Exhibit C of the Agreement is hereby supplemented by adding Section 3.14:

3.14     Failure for Quality Metrics. Wherever “failure” is required for measurement of a quality metric (e.g. Annualized Return Rate (ARR), Annualized Failure Rate (AFR), Mean Time Between Replacement (MTBR), Mean Time Between Failure (MTBF), and Out of Box OOB), an incident will be considered a “failure” if the […***…] regardless of the […***…].
3.3    Section 8.2 is hereby deleted in its entirety and the following shall be inserted in its place:

8.2 SUPPLIER’S LIABILITY FOR ANY AND ALL CAUSES WHETHER BASED ON NEGLIGENCE, BREACH OF CONTRACT, WARRANTY, OR OTHER LEGAL THEORY, SHALL NOT EXCEED […***…] DOLLARS (US $[…***…] OR THE EQUIVALENT OF […***…]. THIS SECTION 8.2 SHALL NOT APPLY WITH RESPECT TO CLAIMS BROUGHT UNDER SECTIONS […***…] OR 9 OF THIS AGREEMENT OR FOR CLAIMS INVOLVING THE VIOLATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS.

4. MISCELLANEOUS
Except as specifically amended by this First Amendment, all provisions of the Agreement remain unmodified. This First Amendment (together with the Agreement) expresses the entire understanding of the parties. In the event of a conflict between the terms of this First Amendment and the Agreement, the terms of this First

***Confidential Treatment Requested

Exhibit 10.3

Amendment govern and take precedence with respect to the subject matter hereof. This First Amendment may be executed in any number of counterparts, including, without limitation, executed counterparts delivered by facsimile or other electronic transmission, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

AGREED AND ACCEPTED BY:

DOT HILL SYSTEMS CORP.                TERADATA OPERATIONS INC.
By: /s/ Dana W. Kammersgard                By: /s/ Bruce A. Langos
Printed: Dana W. Kammersgard                Printed: Bruce A. Langos
Title: CEO                        Title: President
Date: 5-15-15                        Date: 4/30/15

***Confidential Treatment Requested